EXHIBIT 11.01




                    Statement Regarding Earnings per Share

     A summary of Shares of Common Stock and equivalents treated as outstanding for the purposes of calculating net income (loss) per Common Share for all reported periods herein is as follows:

      Shares of Common Stock outstanding               832,800

      Shares of Common Stock issuable upon:(1)

         Conversion of 779 shares of Class A
             Preferred Stock                           467,400

          Exercise of Warrants--

             200 A/B Warrants                          120,000

              157 Provident Warrants                    94,200(2)

               Class A Warrants                        282,600
                                                  ------------

                                                     1,797,000


(1) Reference should be made to the Company's accounting policy as disclosed in the consolidated financial statements included in Form SB-2.

(2) Such warrants were repurchased by the Company on June 30, 1997.